Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 164 to Registration Statement No. 333-142592 on Form N-1A of our report dated November 25, 2014, relating to the financial statements and financial highlights of the BlackRock Conservative Prepared Portfolio, BlackRock Moderate Prepared Portfolio, BlackRock Growth Prepared Portfolio, and BlackRock Aggressive Growth Prepared Portfolio, each a series of BlackRock Funds II (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2014. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

June 3, 2015